UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2016

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1885 West 2100 South
Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 3, 2016, the Board of Directors of Amedica Corporation authorized the implementation of certain cost saving measures which included a reduction in staff of 21 employees, or approximately 38% of the company’s workforce as the result of a comprehensive business review to improve financial performance, increase operational efficiencies and strengthen the Company’s value proposition. The implementation of the staff reduction was started on October 3, 2016 and completed on October 4, 2016.

Conditional on the execution of a release of potential claims, all employees whose employment is being terminated as part of the workforce reduction will be provided with severance pay and benefits.

Amedica estimates the staff reductions will result in savings of approximately $2.0 million in cash operating expenses on a going forward basis, with estimated one-time severance and related costs related to the restructuring of approximately $465 thousand expected to be recorded in the 4th quarter of 2016. Amedica does not anticipate that there will be any further material future cash expenditure associated with the workforce reduction. The estimated savings and costs noted above are subject to a number of assumptions. Actual results and experience may differ materially as a result of various important factors, including the risks and uncertainties described under the heading “Forward- Looking Statements” in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, which are incorporated by reference herein. Amedica may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	In connection with Amedica’s staff reduction, Ty Lombardi, the company’s Chief Financial Officer and Principal Financial Officer, left the employ of the company.

(c)

Effective October 4, 2016, B. Sonny Bal, MD, has been appointed to serve as the company’s Principal Financial Officer. Dr. Bal currently serves as the company’s President and Chief Executive Officer and Chairman of the Board. He has served on our board of directors since February 2012 and as Chairman of our board of directors since August 2014 and as our President and Chief Executive Officer since October 2014.

Item 8.01	Other Events.

On October 5, 2016, Amedica Corporation issued a press release announcing the workforce reduction described in Item 2.05 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Amedica Corporation Press Release dated October 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: October 5, 2016	/s/ B. Sonny Bal
B. Sonny Bal, MD
Chief Executive Officer